Exhibit 99.1

PRESS RELEASE
FOR ADDITIONAL INFORMATION: Investor Relations David Lim +1 844-632-1060 IR@univar.com Media Relations Dwayne Roark +1 331-777-6031 mediarelations@univar.com

Univar Solutions Completes Divestiture of Nexeo’s Plastics

Distribution Business to One Rock Capital Partners

DOWNERS GROVE, Ill. – March 29, 2019 – Univar Inc. (NYSE: UNVR) (“Univar Solutions”) today announced it completed the divestiture of the plastics distribution business of Nexeo Solutions (“Nexeo Plastics”) to an affiliate of One Rock Capital Partners, LLC (“One Rock”) for a purchase price of $640 million, subject to customary closing adjustments. As previously announced, the net cash proceeds of the transaction – approximately $615 million – will be immediately utilized to pay down Univar Solutions debt.

Nexeo Plastics is a leading global distributor of a broad range of plastics products, including polymer products and engineering resins, to plastics processors in more than 60 countries worldwide.

Univar Solutions president and CEO, David Jukes, said: “Completing the divestiture of Nexeo Plastics ahead of schedule is a major accomplishment for Univar Solutions, enabling us to focus fully on the core chemical distribution business and significant value creation opportunities of our newly combined company. We wish our former colleagues well.”

Nexeo Plastics executive vice president, Shawn Williams, who will continue to lead the business, said: “This is an exciting day for Nexeo Plastics. As a pure-play plastics business, we will be able to drive our strategy forward with the investment from One Rock. This will in turn create greater opportunities for our talented employees and expanded offerings for our customers and suppliers globally.”

One Rock Managing Partner Tony Lee commented, “Shawn and the team have built a strong legacy at the forefront of innovation and customer-centric service in the plastics distribution business. With the transaction behind us, we’re looking forward to working with them to realize the full potential of the business and driving value for customers and suppliers alike.”

One Rock Managing Partner R. Scott Spielvogel added, “We’re excited to be moving ahead in creating a standalone plastics distribution business. One Rock has extensive corporate carve-out experience and knowledge of the industry, and we fully expect to accelerate Nexeo Plastics’ growth through our investment.”

Advisors

For Univar, Goldman Sachs & Co. LLC served as financial advisor, and Wachtell, Lipton, Rosen & Katz served as legal counsel. For Nexeo Solutions, Moelis & Company LLC served as financial advisor, and Weil, Gotshal & Manges LLP served as legal counsel. For One Rock, Jefferies LLC served as financial advisor, and Latham & Watkins LLP and Hogan Lovells US LLP served as legal counsel.

About Univar Solutions

Univar Solutions (NYSE: UNVR) is a leading global chemical and ingredient distributor and provider of value added services to customers across a wide range of industries. With the industry’s largest private transportation fleet and North American sales force, a vast supplier network, deep market and regulatory knowledge, world-class formulation and recipe development, unparalleled logistics know-how, and industry-leading digital tools, Univar Solutions is a committed ally to customers and suppliers, helping them anticipate, navigate, and leverage meaningful growth opportunities. Learn more at www.univarsolutions.com.

About One Rock Capital Partners, LLC

One Rock makes controlling investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced Operating Partners to identify, acquire and enhance businesses in select industries. The involvement of these Operating Partners affords One Rock the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. One Rock works collaboratively with company management and its Operating Partners to develop a comprehensive business plan focused on growing the enterprise and enhancing its profitability to enhance long-term value. For more information, visit www.onerockcapital.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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